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                                  EXHIBIT 24.3
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              CONSENT OF JAYNES, REITMEIER, BOYD & THERRELL, P.C.



The Board of Directors
FirstCity Financial Corporation

We hereby consent to the use in the Form S-8 Registration Statement to be filed on or about January 25, 1996 of our report dated February 8, 1995 relating to the financial statements of J-Hawk Corporation and Subsidiaries for the years ended December 31, 1994 and 1993, which is incorporated by reference.


                                      Jaynes, Reitmeier, Boyd & Therrell, P.C.



January 25, 1996